SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the
                            Securities Exchange Act of 1934

Filed by the Registrant [ X ] Filed by a party other than the Registrant [ ]

Check the appropriate box:

[    ]Preliminary Proxy Statement
[    ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
      e)(2))
[  X ] Definitive Proxy Statement
[    ]Definitive Additional Materials
[    ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     BNCCORP, INC.
                   (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[    ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               4) Proposed minimum aggregate value of transaction:

               5) Total fee paid:

[    ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

                                     BNCCORP, INC.
                                     322 East Main
                             Bismarck, North Dakota 58501

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     June 17, 1998

     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 17, 1998, at the Holiday Inn, 605 East Broadway Avenue, Bismarck, North Dakota, to consider and take action upon the following matters:

     1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as BNC's independent public accountants for 1998;

     3. To consider and vote upon a proposal to approve the 1998 Non-Employee Director Stock Option Plan adopted by BNC's Board of Directors; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has set the close of business on Friday, May 8, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors

                                                  /s/ Annette Eckroth

                                                Annette Eckroth
                                                Secretary
Bismarck, North Dakota
May 20, 1998

                                      BNCCORP, INC.
                                     322 EAST MAIN
                             BISMARCK, NORTH DAKOTA 58501

                                    PROXY STATEMENT

     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 17, 1998 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on May 8, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,402,684 shares of Common Stock outstanding. This proxy statement and BNC's 1997 Annual Report is being mailed to each stockholder of record on the Record Date commencing May 20, 1998.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares of Common Stock present at the Annual Meeting that are abstained from voting or that are the subject of broker "non-votes" will be counted as present for the purposes of determining a quorum.

     Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors, for the approval of the independent accountants, and for the approval of the stock option plan for non-employee directors set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted. If a stockholder wishes to give a proxy to someone other than the proxies designated by the Board of Directors, he may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the Annual Meeting.

      Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in determining the total number of votes present. While not counted as votes for or against a proposal, abstentions have the same effect as votes against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes) the shares will not be counted in determining the number of votes present. With respect to the election of directors, stockholders can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Shares that are withheld and broker non-votes will have no effect on the outcome of the election of directors because they will be elected by a plurality of the shares voted for directors. In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of common stock presently represented at the meeting and entitled to vote.

                          PROPOSAL 1: ELECTION OF DIRECTORS

General

      At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. (Tracy) Scott, Cleveland and Hipp as members of the class to serve until the 2001 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

      The following table provides certain information, as of April 1, 1998, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                           Principal Occupation, Period of Service
                           as a Director, Business Experience and                    Board Committee
    Name and Age                      Other Information                                  Memberships
------------------     --------------------------------------------                  ---------------
Tracy J. Scott  50     Tracy J. Scott has served as Chairman of the Board, Chief      Member of the
                       Executive Officer and a director of BNC since he and Gregory   Executive Committee
                       K. Cleveland founded the Company in 1987. He served as the
                       President of BNC National Bank ("BNC-- North Dakota") from
                       September 1990 to March 1993. Mr. Scott also served as the
                       President of Farmers & Merchants Bank of Beach ("FMB") from
                       1985 to 1990 and as a loan officer of FMB from 1982 to 1985.
                       Prior to 1982, Mr. Scott, a Certified Public Accountant,
                       practiced accounting at an accounting firm that he established in 1972. He was previously employed by Arthur Young and Co.
                       from 1969 to 1972. Mr. Scott holds a B.S. in business
                       administration with a minor in accounting from Dickinson State
                       College.

Gregory K.      50     Gregory K. Cleveland  has served as an officer and director of   Member of the
Cleveland              BNC since its inception in 1987. He has served  as Presidnet of  Executive Committee
                       BNC since  March 1995 and as Chief  Operating  Officer  since
                       January 1998. He served as Chief  Financial  Officer of BNC from  February 1994 to January 1998. From 1978 to 1996, Mr.
                       Cleveland, a Certified Public Accountant, was also a partner of the accounting  firm Gregory K. Cleveland and Company,  which he established.  From 1974 to 1977, Mr. Cleveland served as
                       Vice President--Taxation for First & Merchants Corporation, a
                       bank holding company in Virginia that was the predecessor of
                       Sovran Bank Corporation. Prior to that time, Mr. Cleveland was employed by Arthur  Andersen LLP from 1970 to 1974. He  holds a B.S. in business administration with a major in accounting from the University of North Dakota.

Brad J. Scott   39     Brad J. Scott serves as BNC-- North Dakota's Executive Vice     Member of the
                       President of Corporate Finance. He served as BNC's Chief        Executive Committee
                       Credit Officer between July 1992 and January 1997 and has been a director since May 1994. He joined BNC-- North Dakota in
                       January 1991 as the Senior Vice President of Commercial
                       Lending. Mr. Scott previously worked with the Bismarck branch of First Bank where he served as a Vice President in the
                       Commercial Loan Department from November 1986 to
                       December 1990 and as Agricultural Loan Manager from 1984 to
                       1986. He also served as a loan officer for Norwest Bank in
                       Marshall, Minnesota from 1981 to 1984. Mr. Scott holds an
                       A.S. degree in agricultural business from Bismarck State College and a B.S. degree in agricultural economics from North Dakota
                       State University.



                                          2




                           Principal Occupation, Period of Service
                           as a Director, Business Experience and                        Board Committee
    Name and Age                      Other Information                                  Memberships
---------------------  -------------------------------------------------------------     ----------------
John A. Malmberg   53  John A. Malmberg has served as President of BNC -- North           N/A
                       Dakota and a director since April 1993. Mr. Malmberg has over
                       20 years of experience in the banking industry. He served as
                       Executive Vice President and Chief Operating Officer of the
                       Bank of North Dakota from February 1989 to December 1992 at which time he became Acting President and Chief Executive
                       Officer, a position he held until April 1993. From 1977 to 1989,
                       Mr. Malmberg served in various capacities for First American
                       National Bank, Wausau, Wisconsin, including a broad range of senior managerial positions. He also served as a Trust Officer for American National Bank, St. Paul, Minnesota from 1973 to
                       1977. Mr. Malmberg holds a B.S. degree from the University of
                       Minnesota and a M.B.A. from Golden Gate University, San
                       Francisco and is a graduate of the Stonier Graduate School of
                       Banking, Rutgers University.

Thomas J. Resch    51  Thomas J. Resch became President and Chief Executive Officer       Member of the
                       of BNC National Bank of Minnesota ("BNC-- Minnesota") in           Executive Committee
                       January 1996 and has been a director of BNC since June 1995.
                       From June 1995 to January 1996, he served as Senior Vice
                       President-- Loan Production of BNC-- North Dakota. Mr.
                       Resch has over 20 years of experience in the banking industry.
                       He served as Vice President at National City Bank of
                       Minneapolis from March 1989 to May 1995 and as Department
                       Manager of the Business Banking division. From 1985 to 1989,
                       Mr. Resch served as Vice President of Midwest Federal and as
                       Manager of the St. Paul Corporate Banking division. From 1984 to 1985 he served as Vice President of United Financial Savings
                       Bank. Mr. Resch served in various capacities for American
                       National Bank of St. Paul from 1972 to 1984, including
                       Managing Vice President of Commercial Lending. He holds a
                       B.S. degree from the University of Minnesota and is a graduate of the Stonier Graduate School of Banking, Rutgers University.

John A. Hipp, M.D. 51  John A. Hipp, M.D., who has been a director since 1988, has        Member of the
                       practiced medicine in Bismarck since 1980 as a principal in        Compensation
                       Pathology Consultants, a professional corporation specializing in  Committee medical laboratory and computer consulting services. Dr. Hipp is board certified in anatomic and clinical pathology by the
                       American Board of Pathology.

Richard M.         53  Richard M. Johnsen, Jr., who was elected to BNC's Board of         Member of the Audit
Johnsen, Jr.           Directors in June 1995, has served since 1979 as Chairman of the   Committee
                       Board and Chief Executive Officer of Johnsen Trailer Sales,  Inc.,
                       which sells and services trailers in Bismarck and Fargo,  North
                       Dakota.  Since 1990,  Mr. Johnsen has also been a partner in
                       Johnsen Real Estate Partnership, which owns and operates rental property in Bismarck and Fargo,  North Dakota.



                                          3




                           Principal Occupation, Period of Service
                           as a Director, Business Experience and                         Board Committee
    Name and Age                      Other Information                                   Memberships
---------------------  ------------------------------------------------------------       ----------------
Jerry R. Woodcox 55    Jerry R. Woodcox,  who was elected to BNC's Board of Directors     Member of the
                       in June 1995, has served since 1970 as President of Arrowhead      Compensation
                       Cleaners and Laundry, Inc., a laundry and dry cleaning services    Committee
                       business operating in Bismarck, North Dakota.

John M. Shaffer  51    John M. Shaffer was elected to BNC's Board of Directors in June     Member of the Audit
                       1995. Since 1988, Mr. Shaffer has served as President of  Atlas,    Committee
                       Inc., a ready mix concrete producer and concrete construction company based in Bismarck,  North Dakota. Since 1979, Mr.
                       Shaffer has also been a partner in Capital Investments, which invests in property and equipment in North Dakota.

Brenda L. Rebel  39    Brenda L. Rebel, a Certified Public Accountant, has served as        N/A
                       Senior Vice President -- Chief Financial Officer since January
                       1998.  She served as Vice President -- Corporate Controller from
                       August 1995 to January 1998 and as Vice President -- Regulatory
                       Compliance from June 1991 to July 1995. From January 1990 to
                       May 1991, she served as Financial Reporting Manager of
                       Comprecare Health Care Services, Inc., Aurora, Colorado. From
                       1988 to 1990, Ms. Rebel was employed by Arthur Andersen LLP,
                       Denver, Colorado. She holds a B.S. degree in social and
                       behavioral sciences from the University of Mary and a Master of
                       Accountancy from the University of North Dakota.

Jeffrey A. Reed  43    Jeffrey A. Reed has served as President and CEO BNC                   N/A
                       Financial Corporation since its inception in May 1996, and as
                       Chief Credit Officer for BNC since January 1998.  From March
                       1995 to May 1996, Mr. Reed served as President of Cambridge
                       Bank Professionals, LLC, St. Cloud, Minnesota, a consulting firm specializing in credit administration.  From 1991 to 1995, Mr.
                       Reed was employed by National City Bank of Minneapolis,
                       Minnesota as President and Manager of Special Loans/Collateral
                       Audit Divisions.  From 1989 to 1991, Mr. Reed was a self-
                       employed consultant specializing in problem loan management.
                       From 1978 to 1989, Mr. Reed held positions with Coopers &
                       Lybrand, Norwest Bank Minneapolis, National City Bank,
                       Barclays American Corporation and Norwest Business Credit,
                       Inc., each located in Minneapolis, Minnesota.  Mr. Reed holds a
                       Bachelor of Science degree in Accounting from Bemidji State
                       University, Bemidji, Minnesota.

Melanie J. Woo   28    Melanie J. Woo, a Certified Public Accountant, has served as          N/A
                       Corporate Controller since January 1998. She served as Chief
                       Accountant from August 1995 to January 1998. From February
                       1995 to July 1995, she served as Senior Accountant of David
                       Berdon and Company, LLP, New York City, New York.  Prior to
                       that time, Ms. Woo was employed by Charles Bailly and
                       Company, LLP, Fargo, North Dakota.  She holds a Bachelor of
                       Accountancy from the University of North Dakota.


There are no family relationships among any of the directors and executive officers of BNC.

Board of Directors Meetings and Committees

      During 1997, the Board held 11 regular meetings and one special meeting. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 1997, the Audit Committee met 2 times, the Compensation Committee met once, and the Executive Committee met 12 times. During 1997, each director attended at least 75 percent of the total of the Board and committee meetings which he was obligated to attend, other than Dr. Hipp whose professional responsibilities require occasional travel outside of the Bismarck area.

     The members of the Executive Committee are Tracy J. Scott (Chairperson), Gregory K. Cleveland, Brad J. Scott, and Thomas J. Resch. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

      The Audit Committee, on which Messrs. Johnsen and Shaffer serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

      The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Hipp and Woodcox.

Director Compensation

      Each director who is not an employee of BNC is paid a director's annual retainer of $7,200 per year and fees of $500 for each committee meeting attended. Upon approval of the 1998 Non-Employee Director Stock Option Plan included as Proposal 3 herein, stock options to be issued under the plan will replace the directors' annual retainer. Non-employee directors, defined as directors who are not and who never have been employees of the Company or any of its subsidiaries, will continue to receive $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.

Principal Stockholders

      The following table sets forth, as of April 1, 1998, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.


                                                                 Percent of
                                             Number of shares    outstanding
Name of beneficial owner (1)               beneficially owned    Common Stock
----------------------------              --------------------   ------------
Tracy J. Scott...........................  121,454 (2)(3)(4)(5)   5.1%
Gregory K. Cleveland.....................   92,647 (2)(3)(4)(6)   3.9%
Brad J. Scott............................   39,166 (2)(3)(4)      1.6%
John A. Malmberg.........................   45,367 (2)(4)         1.9%
Thomas J. Resch..........................    7,380 (2)(4)          *
David A. Erickson........................  161,391 (2)(7)         6.7%
John A. Hipp, M.D........................   96,000 (8)            4.0%
Richard M. Johnsen, Jr...................    2,000                 *
John M. Shaffer..........................    4,000                 *
Jerry R. Woodcox.........................    2,500                 *
BNC National Bank, as Trustee (the
      "Trustee") of the BNCCORP, Inc.
      401(k) Savings Plan (9)............  190,302                7.9%
All directors and executive officers
      as a group (12 persons)...........   413,250(2)(3)(4)      17.1%
--------------------

 *    Less than 1 percent.
(1) The address of Mr. T. Scott is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501, the address of Mr. Erickson is 500 East Elm Street, Linton, North Dakota, 58552 and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's accounts as of April 1, 1998 under the Company's 401(k) Savings Plan: Mr.
      T. Scott (14,006 shares), Mr. Cleveland (3,516 shares), Mr. B. Scott (18,206 shares), Mr. Malmberg (36,172 shares), Mr. Resch (2,365 shares), Mr. Erickson (38,871 shares) and all directors and executive officers as a group (75,657 shares).
(3) Includes the following number of shares of restricted stock under the 1995 Stock Incentive Plan: Mr. T. Scott (7,508), Mr.Cleveland (7,257), Mr. B. Scott (2,533), and all directors and executive officers as a group (17,899). See "Stock Incentive Plan."
(4) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (3,620), Mr. Cleveland (3,394), Mr. B. Scott (2,287), Mr. Malmberg (1,935), Mr. Resch (1,935) and all directors and executive officers as a group (13,716).
(5)   Includes 2,000 shares owned by Mr.  Scott's  children.
(6)   Includes 78,480 shares owned by Mr.  Cleveland's  wife.
(7)   Includes  38,820 shares owned by Mr. Erickson's wife.
(8) Includes 60,000 shares owned by Dr. Hipp's wife and 6,000 shares owned by Dr. Hipp's children.
(9) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

Compensation of Executive Officers

      The following table summarizes the compensation that BNC paid to its chief executive officer and each of its four other most highly compensated executive officers during the three year period ended December 31, 1997.



                                            Summary Compensation Table

                                                                  Long-Term Compensation
                                                         ----------------------------------
                                   Annual compensation           Awards           Payouts
                                   --------------------  ----------------------- ---------
                                                                                  Long-Term
                                                         Restricted   Securities  Incentive
                                                            Stock     Underlying  Plan        All other
Name and principal position     Year   Salary    Bonus   Awards($)(1) Options(#)  Payouts     (compensation (2)(3)
---------------------------     ----   ------    ------  ------------ ----------  ----------  ------------
Tracy J. Scott..........        1997   $178,000  $   --           --         --         --      $6,220
   Chairman of The Board        1996    178,000      --           --         --         --       6,247
      and Chief Executive       1995    156,000      --      $75,080      6,034         --       4,902
      Officer

Gregory K. Cleveland....        1997    150,000      --           --         --         --       5,970
   President and Chief          1996    150,000      --           --         --         --       5,997
      Operating Officer         1995    128,000      --       72,570      5,657         --       4,235


John A. Malmberg.......         1997    140,000      --         --           --         --       5,020
   President of                 1996    140,000      --         --           --         --       5,047
      BNC National Bank         1995    140,000      --         --        3,226         --       5,022


Thomas J. Resch.......          1997    140,000      --         --           --         --       5,020
   President and Chief          1996    123,333      --         --           --         --       5,047
      Executive Officer of      1995     58,333  30,000         --        3,226         --         117
      BNC National Bank of
      Minnesota (4)


Brad J. Scott.........          1997   120,000       --         --           --         --       5,020
   Executive Vice President     1996   120,000       --         --           --         --       5,043
      Corporate Finance of      1995   100,000   27,750     25,330        3,813         --       5,006
      BNC National Bank

--------------------
(1) As of December 31, 1997, the Company had outstanding a total of 20,000 restricted shares valued at $327,500 (based on the closing sales price of the Company's Common Stock at December 31, 1997 of $16.375 per share). The restricted shares will vest in 331/3 percent increments on July 10, 1998, 1999 and 2000. The Company does not plan to pay dividends on its Common Stock, including restricted shares.

(2) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($4,750 in 1997, $4,750 in 1996, and $4,500 in 1995), Mr. Cleveland ($4,500 in 1997, $4,500
     in 1996, and $3,840 in 1995), Mr. B. Scott ($4,750 in 1997, $4,750 in 1996,
     and $4,620 in 1995),  Mr.  Malmberg  ($4,750 in 1997,  $4,750 in 1996,  and
     $4,620 in 1995) and Mr. Resch ($4,750 in 1997 and $4,750 in 1996); and (ii)
     premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. T. Scott ($1,470 in 1997, $1,497 in 1996, and $402 in 1995), Mr. Cleveland
     ($1,470 in 1997,  $1,497 in 1996, and $395 in 1995),  Mr. B. Scott ($270 in
     1997, $293 in 1996, and $386 in 1995),  Mr. Malmberg ($270 in 1997, $297 in
     1996, and $402 in 1995), and Mr. Resch ($270 in 1997, $297 in 1996 and $117
     in 1995).

(3) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

(4)   Mr. Resch joined the Company in June 1995.

Options/SAR Grants During 1997

      There were no stock options granted during the year ended December 31, 1997.

Aggregated  Option/SAR  Exercises  in Last Fiscal Year And  Year-end  Option/SAR
Values

      The number and value of unexercised stock options held by the Company's chief executive officer and each of its four most highly compensated executive officers at December 31, 1997 is set forth in the following table. No stock options were exercised during the year ended December 31, 1997.


                                                      Value of Unexercised
                          Number of Unexercised        In-the-Money Options
                       Options at December 31,1997   at December 31, 1997 (1)
                       ---------------------------   -------------------------
        Name           Exercisable  Unexercisable   Exercisable  Unexercisable
        ----           --------------------------   --------------------------
Tracy J. Scott           3,620         2,414          $23,078       $15,389
Gregory K. Cleveland     3,394         2,263           21,637        14,427
Brad J. Scott            2,287         1,526           14,580         9,728
John A. Malmberg         1,935         1,291           12,336         8,230
Thomas J. Resch          1,935         1,291           12,336         8,230
--------------------

(1) Value based on $16.375 closing price per share of Common Stock on December 31, 1997, less exercise price of $10.00, multiplied by the total exercisable or unexercisable options, as applicable. The actual amount, if any, realized upon exercise of stock options will depend upon the market value of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

Stock Incentive Plan

      In June 1995, BNC adopted the 1995 Stock Incentive Plan (the "Stock Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of BNC (the "Eligible Employees"). Under the Stock Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"), BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof (the "Incentives"). The Committee establishes the exercise price of any stock options granted under the Stock Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

      A total of 250,000 shares of Common Stock are available for issuance under the Stock Plan. Incentives, with respect to no more than 50,000 shares of Common Stock, may be granted to any single Eligible Employee in one calendar year. Proportionate adjustments will be made to the number of shares of Common Stock subject to the Stock Plan, including the shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option will be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

      All outstanding Incentives will automatically become exercisable and fully vested and all performance criteria will be deemed to be waived by the Company upon (a) a reorganization, merger or consolidation of BNC in which BNC is not the surviving entity, (b) the sale of all or substantially all of the assets of BNC, (c) a liquidation or dissolution of BNC, (d) a person or group of persons, other than any employee benefit plan of BNC, becoming the beneficial owner of 30 percent or more of BNC's voting stock or (e) the replacement of a majority of BNC's Board in a contested election (a "Significant Transaction"). The Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including requiring that outstanding options remain exercisable only for a limited time, providing for mandatory conversion of outstanding options in exchange for either a cash payment or Common Stock, making equitable adjustments to Incentives or providing that outstanding options will become options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the options had been exercised.

Incentive Bonus Plan

      In June 1995, BNC adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, which will be administered solely by the Committee, each full-time employee of BNC other than loan officers is eligible to receive a cash bonus based on a percentage of his or her annual salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Officers designated by the Committee will also be eligible to receive an additional annual cash bonus based on a percentage of his or her annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

Employment Agreements

      In May 1995, BNC and each of Tracy J. Scott, Gregory K. Cleveland, Brad J. Scott, and Thomas J. Resch (the "Executives") entered into an employment agreement providing for minimum annual salaries of $156,000, $128,000, $120,000, and $100,000 respectively, throughout the term of the agreement, and an annual incentive bonus as may from time to time be fixed by the Committee. In addition, Mr. Resch received a $30,000 bonus upon entering into his agreement. Under the agreement, the Executives will also be provided with benefits under any employee benefit plan maintained by BNC for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of BNC. The term of the employment agreements will continue until June 1, 1998, unless earlier terminated as described below. Thereafter, the employment agreements automatically renew for consecutive one year terms unless either party terminates the agreement on 90 days' prior notice.

      Each employment agreement provides for the termination of the Executive's employment (i) upon the Executive's death; (ii) by the Company upon the Executive's disability; (iii) by the Company for cause which includes willful and continuing failure to perform the Executive's duties, conviction of a felony or willful engaging in gross misconduct injurious to the Company; provided, however, that prior to termination, three-fourths of the entire Board of Directors, not including the Executive, must find that the Executive was guilty of such conduct; (iv) by the Executive for good reason, which includes changing the Executive's current position with the Company or diminishing the duties, responsibilities or position of the Executive; (v) by either the Company or the Executive for a material breach not cured within thirty days; or (vi) upon the occurrence of a "change in control" of BNC. Under the agreement, a "change in control" occurs if (a) any person or group of persons (other than an employee benefit plan of BNC) acquires the beneficial ownership of 30 percent or more of BNC's Common Stock, excluding certain acquisitions approved by BNC's Board of Directors, or (b) a majority of BNC's Board is replaced within any two year period by directors not approved by two-thirds of the Board. If the Executive terminates his employment with BNC for other than good reason, the Executive will be prohibited from competing with BNC for a two year period following such termination.

      Upon termination due to death or disability, the Company will pay the Executive, all compensation owing through the date of termination, plus any deferred compensation and accrued vacation (the "Accrued Obligations") and benefits ("Other Benefits"), reduced by the amount of any disability benefits received, if applicable. Upon termination by the Company for cause or for termination by the Executive for other than good reason, the Executive will be entitled to all compensation owing through the date of termination and Other Benefits. Upon termination by the Executive for good reason, due to a change in control or due to a breach of the agreement by the Company, the Executive is entitled to all compensation owing through the date of termination plus three times his current compensation and benefits, office space, secretarial assistance and other facilities and services for a period of three years.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with Nasdaq National Market. BNC believes that all of the persons obligated to file these reports complied with all filing requirements applicable to them with respect to transactions during 1997.

                        CERTAIN RELATIONSHIPS AND TRANSACTIONS

      The executive officers, directors and principal stockholders of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of the BNC's subsidiary banks (the "Banks") and it is anticipated that such parties will continue to be customers of the Banks in the future. All outstanding loans and extensions of credit by the Banks to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1997, the aggregate balance of the Banks' loans and advances under existing lines of credit to these parties was approximately $942,744, or 0.4 percent of the Banks' total loans.

      In May 1996, BNCCORP acquired a nonbank commercial finance company, BNC Financial Corporation, St. Cloud, Minnesota ("BNC Financial"), for $85,000. Mr. Reed served as President of Cambridge Bank Professionals, LLC, the predecessor to BNC Financial. The subsidiary is engaged primarily in asset-based commercial financing.

      In December 1996, BNC -- North Dakota acquired the accounting firm of Gregory K. Cleveland & Company, Bismarck, North Dakota (the "Accounting Firm"). The Accounting Firm was owned by Mr. Cleveland. The purchase price for the Accounting Firm was approximately $368,000 and was determined by an independent appraisal. Employees of the Accounting Firm now staff the trust and private banking division at BNC -- North Dakota.

     Effective January 1997, BNC -- North Dakota acquired all of the outstanding common stock of the J.D. Meier Insurance Agency (the "Agency"). Each of Messrs.
T. Scott, Cleveland, and David A. Erickson owned 1,000 shares of common stock in the Agency. The purchase price was determined by an independent appraisal resulting in an approximately $26,000 purchase price. The Agency is currently operating as a subsidiary of BNC -- North Dakota and engages in insurance business.

      In August 1997, BNC--North Dakota purchased a management agreement between Preferred Investment Services, Inc., and Preferred Pension Investors I-87, an Illinois Partnership (the "Agreement"). Mr. Cleveland owned 33 percent of the stock of Preferred Investment Services, Inc. Under the Agreement, BNC--North Dakota, through its trust and private banking division, will provide administrative management services for pension assets. The purchase price was $394,000, or 4.71 percent of total assets under management at the time of purchase, and was based upon projected earnings under the Agreement and sales of similar asset management contracts by unrelated entities.

                       PROPOSAL 2: APPROVAL AND RATIFICATION OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP to act as principal independent accountants for BNC for the fiscal year ending December 31, 1998. The firm has audited the financial statements of BNC for the past four fiscal years and has advised BNC that neither the firm nor any of its partners has any connection during the past four years with BNC, in any capacity other than that of independent accountants and auditors. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for 1998.

                    PROPOSAL 3: APPROVAL OF THE 1998 NON-EMPLOYEE
                              DIRECTOR STOCK OPTION PLAN


The Stock Plan Proposal

      BNC's Board of Directors recently approved the 1998 Non-Employee Director Stock Option Plan attached hereto as Appendix A (the "Option Plan"). The purpose of the Option Plan is to promote the interests of the Company and its stockholders by attempting to attract and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. At the Annual Meeting, the stockholders will be asked to consider and vote upon a proposal to approve the Option Plan (the "Option Plan Proposal").

Description of the Option Plan

      The following summary of the Option Plan is qualified in its entirety by reference to the Option Plan, which is attached hereto as Appendix A.

      General. Under the Option Plan, non-employee directors of the Company and its subsidiaries ("Non-Employee Directors") who are serving as directors immediately following each annual meeting of stockholders, commencing with the annual meeting of stockholders in calendar year 1998, shall automatically be granted, on such date, an option ("Option") to purchase six hundred and fifty
(650) shares of Common Stock on the terms and conditions set forth in the Option Plan. Options granted under the Option Plan shall be options that do not constitute incentive stock options within the meaning of section 422(b) of the Internal Revenue code of 1986, as amended (the "Code"). The term of each Option shall commence on the date it is granted, and unless sooner terminated as set forth in the Option Plan, shall expire ten (10) years from the date of grant. Options issued under the Option Plan shall become exercisable six months from the date of grant, regardless of whether the grantee is a Non-Employee Director on such date. All rights to exercise an Option shall terminate upon the earlier to occur of (i) ten (10) years from the date of grant of the Option or (ii) two years from the date the grantee ceases to be a Non-Employee Director.

      The exercise price of an Option granted to Non-Employee Directors shall be equal to the fair market value of a share of Common Stock (as defined in the Option Plan) on the date of grant (the "Fair Market Value").

      The Option exercise price may be paid in cash, in shares of Common Stock held for at least six months, in a combination of cash and shares of Common Stock, or through a broker-assisted exercise arrangement approved by the Option Plan Committee.

      Administration of the Option Plan. The Option Plan shall be administered by the Board or a committee of not less than two members of the Board (the "Option Plan Committee"). The Option Plan Committee has authority to interpret any of the provisions of the Option Plan or any Option granted under the Option Plan and such interpretation shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock purchased pursuant to an Option.

      Shares Issuable through the Stock Plan. A total of 40,000 shares of Common Stock are authorized to be issued under the Option Plan. Such shares may be, in whole or in part, authorized but unissued shares or issued shares that have been reacquired by the Company. Proportionate adjustments will be made to the number of shares of Common Stock subject to the Option Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Option Plan Committee may also amend the terms of any Option to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. If any Option is terminated for any reason without being exercised in whole or in part, the shares of Common Stock thereby released from such Option shall be available for purchase under other Options subsequently granted under the Plan.

      Amendments to the Option Plan. The Board may amend, modify or discontinue the Option Plan at any time, provided, however, that termination or any modification or amendment of the Option plan shall not, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan. In light of applicable security and tax laws, the Company anticipates that any amendment that would materially increase the benefits under the Option Plan, materially increase the number of securities that may be issued under the Option Plan or materially modify the eligibility requirements will be submitted to the stockholders for their approval.

      No Right to Continue as a Director. Nothing in the Option Plan or in any Option Agreement confers upon any participant any right to continue to serve as a Non-Employee Director.

      Change of Control. In the event of a merger, acquisition, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Option Plan Committee will, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company under the Option Plan, take action regarding each outstanding and unexercised Option to protect such Option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Option immediately after such substitution over the exercise price thereof.

      Transferability of Options. Options granted under the Option Plan are not transferable except (i) by will, (ii) by the laws of descent and distribution,
(iii) pursuant to a domestic relations order or (iv) to family members, to a trust for the benefit of family members or to charitable institutions, if permitted by the Option Plan Committee after considering tax and securities law consequences and if so provided in the Option Agreement.

Tax Income Tax Consequences

      The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an Option and does not address special rules that may be applicable to directors.

      Under existing federal income tax provisions, a Non-Employee Director who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the Option is granted.

      When an Option granted pursuant to the Option Plan is exercised, the Non-Employee Director will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the Option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income, subject to the limitations imposed by
Section 162(m) of the Code.

      If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. The income recognized on exercise is added to the basis.

Anticipated Awards

      The Company expects that options will be granted under the Option Plan to each individual serving as a Non- Employee Director immediately following the Annual Meeting.

Vote Required and Recommendation for Approval

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Option Plan Proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Option Plan Proposal.

                              AVAILABILITY OF FORM 10-KSB

      A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

            Gregory K. Cleveland
            President & COO
            BNCCORP, INC.
            322 East Main
            Bismarck, ND 58501

                                     OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

                                     MISCELLANEOUS

      The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

      Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

      Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1999 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 20, 1999.

      Under BNC's By-laws, advance notice of stockholder proposals must be received by April 19, 1999 in order to be considered at the 1999 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                                          By Order of the Board of Directors

                                                /s/ Annette Eckroth
                                                ------------------------
                                                Annette Eckroth
                                                Secretary
Bismarck, North Dakota
May 20, 1998

                                                                     Appendix A

                                BNCCORP, INC.
                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


      The 1998 Non-Employee Director Stock Option Plan (the "Plan") of BNCCORP, Inc., a Delaware corporation (the "Company"), is intended to promote the interests of the Company and its stockholders by attempting to attract and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company and its subsidiaries who are not and who never have been employees of the Company or any of its subsidiaries (the "Non-Employee Directors") the option ("Option") to purchase shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), as hereinafter set forth. Options granted under the Plan shall be options that do not constitute incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

      1. Shares of Common Stock Subject to the Plan. There are authorized for issuance and delivery under the Plan an aggregate of 40,000 shares of Common Stock, subject to adjustment as provided in Section 4(g). Such shares may be, in whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares that have been reacquired by the Company. If any Option is terminated for any reason without being exercised in whole or in part, the shares of Common Stock thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan.

      2. Administration of the Plan. The Plan shall be administered by the Board of Directors (the "Board") or by a committee of not less than two members of the Board appointed to administer the Plan (the "Committee"). As used in the Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock purchased pursuant to an Option.

      3. Non-Discretionary Grants. Each Non-Employee Director who is serving as a Non- Employee Director immediately following each annual meeting of stockholders, commencing with the annual meeting of stockholders in calendar year 1998, shall automatically be granted, on such date, an Option to purchase six hundred and fifty (650) shares of Common Stock on the terms and conditions set forth herein.

      4. Other Provisions. Each Option shall be subject to the following terms and conditions:

            (a) Each Option granted under the Plan shall be evidenced by an option agreement (the "Option Agreement") duly executed on behalf of the Company and by the Non-Employee Director to whom such Option is granted, substantially in the form attached hereto as Exhibit "A."


            (b) The term of each Option shall commence on the date it is granted, and unless sooner terminated as set forth herein, shall expire ten years from the date of grant.

            (c) Each Option granted under the Plan shall become exercisable six months from the date of grant, regardless of whether the grantee is a Non-Employee Director on such date. All rights to exercise an Option shall terminate upon the earlier to occur of (i) ten years from the date of grant of the Option or (ii) two years from the date the grantee ceases to be a Non-Employee Director.

            (d) The exercise price of an Option granted to Non-Employee Directors shall be equal to the Fair Market Value, as defined below, of a share of Common Stock on the date of grant. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of the Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

            (e) An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The Option price shall be payable in United States dollars and may be paid (i) in cash, (ii) by uncertified or certified check,
(iii) by delivery of shares of Common Stock, which shares shall be valued for this purpose at their Fair Market Value on the date such Option is exercised, and, unless otherwise determined by the Committee, shall have been held by the Non- Employee Director for at least six months, (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option price, or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a participant under the Plan shall have no rights as a stockholder.

            (f) Options granted under the Plan shall not be transferable except:
(i) by will, (ii) by the laws of descent and distribution, (iii) to family members, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and provided in the Option Agreement, after a determination that the ability to transfer the Options will not result in the grant of the Options being taxable, or (iv) pursuant to a domestic relations order, as defined by the Code. Options that have not been transferred as permitted in this Section 4(f) may be exercised during the lifetime of a Non-Employee Director only by the Non-Employee Director or by the Non-Employee Director's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect.

            (g) In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the number of shares of Common Stock then subject to the Plan, shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

      5. Change of Control. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Option to protect such Option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Option immediately after such substitution over the exercise price thereof.

      6. Restrictions. The grant of Options and the issuance of shares of Common Stock upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the federal securities laws, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Common Stock may be listed. The Company shall be under no obligation to register the Common Stock with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

      7. No Right to Continue as a Director. Nothing in the Plan or in any Option Agreement will confer upon any participant any right to continue to serve as a Non-Employee Director.

      8. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

      9. Amendment and Termination. Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan shall be duly approved by the stockholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that termination or any modification or amendment of the Plan shall not, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

      10. Effective Date of Plan. This Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the subject at the 1998 annual meeting of stockholders of the Company.

                                                                    Exhibit A

                            STOCK OPTION AGREEMENT
                               FOR THE GRANT OF
                            STOCK OPTIONS UNDER THE
                                 BNCCORP, INC.
                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


      THIS  AGREEMENT  is  entered  into as of  ______________,  by and  between
BNCCORP,    INC.,    a    Delaware    corporation    (the    "Company"),     and
_________________(Name of Non-Employee Director) ("Optionee").

      WHEREAS Optionee is a non-employee director of the Company or one of its subsidiaries and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.01 par value per share (the "Common Stock") in accordance with the BNCCORP, Inc. 1998 Non-Employee Director Stock Option Plan (the "Plan").

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                      I.

                                Grant of Option

      The Company hereby grants to Optionee effective _______________ (the "Date of Grant") the right, privilege and option to purchase 650 shares of Common Stock (the "Option") at an exercise price equal to the closing price of BNCCORP, Inc. common stock as listed on the NASDAQ at the close of the market on _______________ of $_____. The Option shall be exercisable at the time specified in Section II below. The Option is a nonqualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.

                               Time of Exercise

      2.1 Subject to the provisions of the Plan, the Optionee shall be entitled to exercise the Option six months from the Date of Grant.

The Option shall  expire and may not be  exercised  upon the earlier to occur of
(i) ten years from the date of the grant of the Option or (ii) two years from the date the grantee ceases to be a Non-Employee Director (as defined in the Plan).

      2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent.

                                     III.

                         Method of Exercise of Option

      3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

      3.2 The Option may be exercised by the payment of the Exercise Price (i) in cash, (ii) by uncertified or certified check, (iii) by delivery of shares of Common Stock, which shares shall be valued for this purpose at their Fair Market Value on the date such Option is exercised, and, unless otherwise determined by the Committee, shall have been held by the Non-Employee Director for at least six months, (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option price, or (v) in such other manner as may be authorized from time to time by the Committee.

                                      IV.

                        Right to Continue as a Director

      Nothing in this Agreement shall confer upon Optionee any right to continue to serve as a Non- Employee Director of the Company or any of its subsidiaries.

                                      V.

                                Binding Effect

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.

                              Non-Transferability

      The Option granted hereby may not be transferred except: (i) by will, (ii) by the laws of descent and distribution, (iii) to family members, to a trust for the benefit of family members or to charitable institutions, after a determination that the ability to transfer the Options will not result in the grant of the Options being taxable, or (iv) pursuant to a domestic relations order, as defined by the Code. Options that have not been transferred as permitted in this Section VI may be exercised during the lifetime of a Non-Employee Director only by the Non-Employee Director or by the Non-Employee Director's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect.

                                     VII.

                            Inconsistent Provisions

      The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    BNCCORP, INC.


                                    By:





                                    Optionee

PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                     BNCCORP, INC.

The undersigned hereby appoints Tracy J. Scott and Gregory K. Cleveland, or each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of BNCCORP, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 17, 1998 at 10:00 A.M., local time, and at any adjournments thereof, upon the following matters set forth in the notice of such meeting.


The Board of Directors recommends a vote FOR the nominee(s) listed below.

1. Election of Directors.

  FOR [   ] The nominee(s) listed below (except as marked to the contrary below)

            WITHHOLD AUTHORITY [ ] to vote for the nominee listed below.

   INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through the nominee's name below:

                     Tracy J. Scott
                     Gregory K. Cleveland
                     John A. Hipp, M.D.

2. Ratify selection of Arthur Andersen LLP as the Company's independent public accountants for 1998.

   [   ] FOR   [   ] AGAINST  [   ] ABSTAIN

3. Approve the 1998 Non-Employee Director Stock Option Plan.

   [   ] FOR   [   ] AGAINST  [   ] ABSTAIN

4. In their discretion, to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
                               (Please See Reverse Side)

This Proxy, when properly executed, will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, FOR Proposal 2, and FOR Proposal 3.
                                                Date:              , 1998

                               Signature of Stockholder

                               Signature if held jointly

      Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.